UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 28, 2006

COUGAR BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200
Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

(310) 943-8040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, Cougar Biotechnology, Inc. (the “Company”) entered into an employment agreement with Alan H. Auerbach, currently the Company’s President and Chief Executive Officer, to continue to serve as its President and Chief Executive Officer. Pursuant to the agreement, Mr. Auerbach shall receive an annual base salary of $300,000, which is to be retroactive to May 16, 2006. Mr. Auerbach is also eligible for an annual bonus of up to $50,000 for each year of his employment term, such bonus to be determined at the discretion of the Board based upon Mr. Auerbach’s performance. Additionally, Mr. Auerbach is eligible for the following one-time milestone-based bonus payments: (i) $100,000 upon such time that the Company’s market capitalization is at least $150 million; (ii) $250,000 upon such time that the Company’s market capitalization is at least $250 million; (iii) $1,000,000 upon such time that the Company’s market capitalization is at least $500 million; and (iv) $2,000,000 upon such time that the Company’s market capitalization is at least $1 billion. Pursuant to the agreement, the Company issued Mr. Auerbach a ten-year option, under the Company’s 2003 Stock Option Plan, to purchase 336,139 shares of the Company’s common stock at an exercise price of $4.50 per share, the fair market value of the Company’s common stock on the date of issuance as determined in the good faith discretion of the Board. The option shall vest in four equal annual installments commencing on May 16, 2007. Mr. Auerbach’s employment agreement has a term of one year, and annually renews for one year periods thereafter unless either party gives the other 60 days written notice prior to the end of term, or any renewal term, that such term is not to be extended. Mr. Auerbach is entitled to receive his base salary for an additional 12 months following his termination if he is terminated without cause or upon a change of control. The agreement includes standard confidentiality provisions and 18-month non-competition and non-solicitation provisions. The employment agreement supersedes all prior agreements relating to terms of Mr. Auerbach’s employment, including without limitation that certain Employment Agreement by and between the Company and Mr. Auerbach dated May 16, 2003.

A copy of Mr. Auerbach’s employment agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1	Employment Agreement between the Company and Alan H. Auerbach dated September 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: October 2, 2006	By:	/s/ Charles R. Eyler
Charles R. Eyler
Vice President, Finance

EXHIBIT INDEX

10.1	Employment Agreement between the Company and Alan H. Auerbach dated September 28, 2006